UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2004

   INLAND REAL ESTATE CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	0-28382 (Commission File Number)	36-3953261 (IRS Employer Incorporation)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant's Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  Other Events and Regulation FD Disclosure

On June10, 2004, we issued a press release which announced that Daniel Goodwin, Chairman and Robert Parks, CEO of the Company rang the opening bell on June 9, 2004 at the New York Stock Exchange as the Company began trading on the Exchange.   A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 11, 2004

INLAND REAL ESTATE CORPORATION

By:	/s/ Robert D. Parks
Robert D. Parks
Chairman of the Board, President and Chief Executive Officer

exhibit index

99.1     Press Release